                                                                                                           EXHIBIT 3

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
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                                       ARTICLES OF INCORPORATION AND BY-LAWS

       The following documents of Navistar International Corporation are incorporated herein by reference:

     3.1  Restated Certificate of Incorporation of Navistar International  Corporation effective July 1, 1993, filed as Exhibit 3.2 to Annual Report on Form 10-K dated October 31, 1993,  which was filed on January 27, 1994,
          Commission File No. 1-9618, and amended as of May 4, 1998.

     3.2  The  By-Laws of Navistar  International  Corporation  effective  April 14,  1995,  filed as Exhibit 3.2 on
          Annual  Report on Form 10-K dated  October 31, 1995,  which was filed on January 26, 1996,  on  Commission
          File No. 1-9618.

     3.3  Certificate of Designation,  Preferences and Rights of Junior Participating  Preferred Stock,  Series A of
          Navistar  International  Corporation.  Filed as Exhibit 3.3 to Form 10-Q dated June 11,  1999.  Commission
          File No. 1-9618.

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